EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period January 1 - June 30, 2014

  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/GLOBAL MULTI SECTOR EQUITY PORTFOLIO - MORGAN STANLEY 01/08/14 JP Morgan Sec Asia $47,486,237  $758,856,879  21.30 HKD 1.11% China Oilfield Services Ltd. Morgan Stanley Asia Ltd

EQ/WELLS FARGO OMEGA GROWTH PORTFOLIO - WELLS CAPITAL 01/15/14 Goldman Sachs $92,800,000  $403,478,276  $116.00  2.00% HIS Inc. (HIS) Wells Fargo Securities LLC

EQ/LARGE CAP GROWTH PLUS PORTFOLIO - WELLS CAPITAL 01/15/14 Goldman Sachs 92,800,000 $403,478,276  $116.00  2.00% HIS Inc. (HIS) Wells Fargo Securities LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 01/21/14 J.P. Morgan Securities LLC 14,000,000 $300,000,000  $99.96  0.60% National Rural Utilities Cooperative Finance Corporation PNC Capital Markets LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 01/23/14 Citigroup Global Markets Inc. 6,250,000 $350,000,000  $99.80  0.65% Textron Inc. (2024) PNC Capital Markets LLC

EQ/FRANKLIN CORE BALANCED PORTFOLIO - BLACKROCK 01/23/14 Citigroup Global Markets Inc. $6,250,000  $350,000,000  $99.801  0.65% Textron Inc. (2024) PNC Capital Markets LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 01/28/14 Goldman Sacs $300,000,000  $2,500,000,000 $99.68  0.35% The Goldman Sachs Group, Inc (2019) PNC Capital Markets LLC

EQ/MORGAN STANLEY MID CAP GROWTH PORTFOLIO 03/06/14 Barclays Capital Inc. $154,670,532  $1,148,000,000 $82.00  3.00% FireEye Inc. Morgan Stanley & Co. LLC

EQ/FRANKLIN CORE BALANCED PORTFOLIO - BCI - BLACKROCK 03/04/14 J.P. Morgan Securities LLC $20,000,000  $500,000,000 $99.67  0.45% Burlington Northern Santa Fe LLC (2024) PNC Capital Markets LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 03/04/14 J.P. Morgan Securities LLC $20,000,000  $500,000,000 $99.67  0.45% Burlington Northern Santa Fe LLC (2024) PNC Capital Markets LLC

EQ/FRANKLIN CORE BALANCED PORTFOLIO - BLACKROCK 04/23/14 Wells Fargo Securities, LLC $3,900,000  $400,000,000 $99.93  0.60% Senior Housing Properties Trust (2019) PNC Capital Markets LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 04/23/14 Wells Fargo Securities, LLC $3,900,000  $400,000,000 $99.93  0.60% Senior Housing Properties Trust (2019) PNC Capital Markets LLC

AXA LARGE CAP GROWTH MANAGED VOLATILITY PORTFOLIO - WELLS CAPITAL 05/14/14 Barclays $31,000,000  $744,000,000 $62.00  3.00% Antero Resources Corporation Wells Fargo Securities LLC

EQ/WELLS FARGO OMEGA GROWTH PORTFOLIO - WELLS CAPITAL 05/14/14 Barclays $31,000,000  $744,000,000 $62.00  3.00% Antero Resources Corporation Wells Fargo Securities LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 05/20/14 Credit Suisse Securities (USA) LLC $20,850,000  $500,000,000 $99.89  0.65% Macys Retail Holdings, Inc. (2024) PNC Capital Markets LLC

AXA LARGE CAP GROWTH MANAGED VOLATILITY PORTFOLIO - WELLS CAPITAL 06/06/14 J.P. Morgan $19,200,000  $480,000,000 $160.00  4.000% CoStar Group Inc (CSGP) Wells Fargo Securities LLC

EQ/WELLS FARGO OMEGA GROWTH PORTFOLIO - WELLS CAPITAL 06/06/14 J.P. Morgan $19,200,000  $480,000,000 $160.00  4.000% CoStar Group Inc (CSGP) Wells Fargo Securities LLC

MULTIMANAGER CORE BOND PORTFOLIO - BLACKROCK 06/30/14 Goldman, Sachs & Co. $225,000,000  $2,250,000,000  $99.87  0.450% The Goldman Sachs Group, Inc. (2024) PNC Capital Markets LLC

MULTIMANGER CORE BOND PORTFOLIO - BLACKROCK 06/30/14 Goldman, Sachs & Co. $166,075,000  $1,750,000,000  $99.51  0.875% The Goldman Sachs Group, Inc. (2044) PNC Capital Markets LLC